Exhibit 99.1
TPG RE Finance Trust, Inc. Reports Operating Results for the Quarter Ended March 31, 2025
April 29, 2025
NEW YORK--(BUSINESS WIRE)--TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the quarter ended March 31, 2025.
Regarding first quarter results, Doug Bouquard, Chief Executive Officer of TRTX, said: “TRTX produced solid operating results that again covered our $0.24 dividend. TRTX is differentiated by its strong liquidity, stable liability structure, and accretive capital allocation decisions. Over the past few months, TRTX issued a $1.1 billion CRE CLO and repurchased approximately $9 million of common shares while recently deploying capital into new investments. These moves increased our liquidity, extended the duration of our liabilities while reducing our cost of funds, and positioned us for increased capital deployment and Distributable Earnings in a dynamic market.”
FIRST QUARTER 2025 ACTIVITY
•Recognized GAAP net income attributable to common stockholders of $10.0 million, or $0.12 per common share, based on a diluted weighted average share count of 81.8 million common shares. Book value per common share was $11.19 as of March 31, 2025.
•Generated Distributable Earnings of $19.4 million, or $0.24 per common share based on a diluted weighed average share count of 81.8 million common shares.
•Declared on March 14, 2025 a cash dividend of $0.24 per share of common stock which was paid on April 25, 2025 to common stockholders of record as of March 28, 2025. The Company paid on March 31, 2025 to stockholders of record as of March 21, 2025 a quarterly dividend on its 6.25% Series C Cumulative Redeemable Preferred Stock of $0.3906 per share.
•Repurchased 379,868 shares of common stock, at a weighted average price of $8.36 per share, for total consideration (including commissions and related fees) of $3.2 million.
•Funded $13.6 million of future funding obligations associated with previously originated and acquired loans.
•Received loan repayments of $21.5 million relating to two office loans.
•Weighted average risk rating of the Company’s loan portfolio was 3.0 as of March 31, 2025, unchanged from December 31, 2024.
•Carried at quarter-end an allowance for credit losses of $67.2 million, an increase of $3.2 million from $64.0 million as of December 31, 2024. The quarter-end allowance equals 199 basis points of total loan commitments as of March 31, 2025, an increase of 12 basis points from 187 basis points as of December 31, 2024.
•Recognized credit loss expense of $3.4 million, or $0.04 per basic and diluted common share.
•Ended the quarter with $457.6 million of near-term liquidity: $348.0 million of cash-on-hand available for investment, net of $15.0 million held to satisfy liquidity covenants under the Company’s secured financing agreements; undrawn capacity under secured financing arrangements of $22.7 million; and undrawn capacity under asset-specific financing arrangements and secured revolving credit facility of $2.7 million.
•Issued TRTX 2025-FL6, a $1.1 billion managed CRE CLO with $962.5 million of investment-grade bonds outstanding, a 30-month reinvestment period, an advance rate of 87.5%, and a weighted average interest rate at issuance of Term SOFR plus 1.83%, before transaction costs.
•Redeemed $114.6 million of outstanding investment-grade bonds associated with TRTX 2019-FL3. Three of the FL3 collateral interests with an aggregate unpaid principal balance of $143.0 million were refinanced by the issuance of TRTX 2025-FL6.
•Extended our secured revolving credit facility by three years to February 2028, increased capacity by $85.0 million to $375.0 million, and expanded the syndicate to seven lenders.
•Non-mark-to-market borrowings represented 91.0% of total borrowings at March 31, 2025.

SUBSEQUENT EVENTS
•From April 1, 2025 through April 25, 2025, repurchased 769,623 shares of common stock, at a weighted average price of $7.32 per share, for total consideration (including commissions and related fees) of $5.6 million. The Company has $16.1 million of remaining capacity under its share repurchase program as of April 25, 2025.
•Closed two first mortgage loans secured by multifamily properties with aggregate total loan commitments of $131.0 million, aggregate initial fundings of $128.9 million, a weighted average interest rate of Term SOFR plus 2.84%, and a weighted average as-is loan-to-value ratio of 68.0%.
•Received the full repayment of one multifamily first mortgage loan with a total loan commitment and unpaid principal balance of $44.4 million and $44.4 million, respectively. The loan carried a risk rating of 3.0 as of March 31, 2025.
The Company issued a supplemental presentation detailing its first quarter 2025 operating results, which can be viewed at http://investors.tpgrefinance.com/.
CONFERENCE CALL AND WEBCAST INFORMATION
The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 9:00 a.m. ET on Wednesday, April 30, 2025. To participate in the conference call, callers from the United States and Canada should dial +1 (877) 407-9716, and international callers should dial +1 (201) 493-6779, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.
REPLAY INFORMATION
A replay of the conference call will be available after 12:00 p.m. ET on Wednesday, April 30, 2025 through 11:59 p.m. ET on Wednesday, May 14, 2025. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 13752390. The replay will be available on the Company’s website for one year after the call date.
ABOUT TRTX
TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset management firm TPG Inc. (NASDAQ: TPG). For more information regarding TRTX, visit https://www.tpgrefinance.com/.

FORWARD-LOOKING STATEMENTS
This earnings release contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); global economic trends and economic conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, tariffs and international trade policies, stress to the commercial banking systems of the U.S. and Western Europe, labor shortages, currency fluctuations and challenges in global supply chains; the Company's ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward‐looking statements are generally identifiable by use of forward‐looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward‐looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward‐looking information. Statements, among others, relating to being positioned for increased capital deployment and Distributable Earnings in a dynamic market are forward-looking statements, and the Company cannot assure you that it will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward‐looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward‐looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns. Yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors.
INVESTOR RELATIONS CONTACT
+1 (212) 405-8500
IR@tpgrefinance.com
MEDIA CONTACT
TPG RE Finance Trust, Inc.
Courtney Power
+1 (415) 743-1550
media@tpg.com

Non-GAAP Financial Measures Reconciliation
Distributable Earnings
Distributable Earnings is a non-GAAP measure, which we define as GAAP net income (loss) attributable to our common stockholders, including realized gains and losses from loan write-offs, loan sales and other loan resolutions (including conversions to real estate owned (“REO”)), regardless of whether such items are included in other comprehensive income or loss, or in GAAP net income (loss), and excluding (i) non-cash stock compensation expense, (ii) depreciation and amortization expense (which only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments), (iii) unrealized gains (losses) (including credit loss expense (benefit), net), and (iv) certain non-cash or income and expense items.
We believe that Distributable Earnings provides meaningful information to consider in addition to our net income (loss) and cash flow from operating activities determined in accordance with GAAP. We generally must distribute at least 90% of our net taxable income annually, subject to certain adjustments and excluding any net capital gains, for us to continue to qualify as a real estate investment trust for U.S. federal income tax purposes. We believe that one of the primary reasons investors purchase our common stock is to receive our dividends. Because of our investors’ continued focus on our ability to pay dividends, Distributable Earnings is an important measure for us to consider when determining our distribution policy and dividends per common share. Further, Distributable Earnings helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan investment and operating activities.
Distributable Earnings excludes the impact of our credit loss provision or reversals of our credit loss provision, but only to the extent that our credit loss provision exceeds any realized credit losses during the applicable reporting period. See Note 2 to our Consolidated Financial Statements included in our Form 10-Q for additional details regarding our accounting policies and estimation of our allowance for credit losses.
Distributable Earnings does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to GAAP net income (loss), an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.

Reconciliation of GAAP Net Income Attributable to Common Stockholders to Distributable Earnings

The table below reconciles GAAP net income attributable to common stockholders and related diluted per share amounts to Distributable Earnings and related diluted per share amounts ($ in thousands, except weighted average share and per share data):

	Three Months Ended,
	March 31, 2025	Per Diluted Share(1)
Net income attributable to common stockholders	$9,960	$0.12
Depreciation and amortization	3,992	0.05
Non-cash stock compensation expense	2,019	0.02
Credit loss expense, net	3,424	0.04
Distributable earnings before realized losses from loan resolutions	$19,395	$0.24
Distributable earnings	$19,395	$0.24
Weighted average common shares outstanding, diluted	81,768,745
Dividends declared	$19,915	$0.24
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(1)Numbers presented may not foot due to rounding.
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